BDO Reanda
Certified Public Accountants
Room 2008,20/Floor,East Wing, Building1, ZhuBang 2000 Tower,NO.100
BaLiZhuang XiLi, ChaoYang District, Beijing ,100025,P.R.C
Tel:0086-10-85866870
Fax:0086-10-85866877

德豪国际
利安达信隆会计师事务所
地址：中国北京朝阳区八里庄西里100号
住邦2000壹号楼东区2008室
电话：0086-10-85866870
传真：0086-10-85866877

Consent of Independent Registered Public Accounting Firm

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego CA 92101

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated August 1, 2006, relating to the consolidated financial statements of Gifted Time Holdings Limited for the years ended June 30, 2004, 2005 and 2006, which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Reanda

BDO Reanda
Beijing, People's Republic of China
July 2, 2007